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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest event reported) July 9, 2004
                                                           --------------

                            RPM TECHNOLOGIES, INC.
               -----------------------------------------------------
              (Exact name of registrant as specified in its charter)


          Delaware                   000-31291             36-4391958
  ----------------------------  ----------------------- -------------------
  (State or other jurisdiction (Commission File Number) (IRS Employer
      of incorporation)                                 Identification No.)


            21061 West Braxton, Plainfield, Illinois        60544
            --------------------------------------------------------
           (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code    (815) 293-1190
                                                  -------------------

                                Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 5.   Other Events.

  On July 9, 2004, RPM Technologies, Inc. (we) entered into a financing transaction whereby we issued $2,500,000 in principal amount of a secured convertible term note due July 9, 2007 to Laurus Master Fund, Ltd., or the note purchaser, in exchange for gross proceeds of $2,500,000 in cash. We also issued warrants to purchase up to an aggregate of 1,125,000 shares of our common stock to the note purchaser. Our obligations under the financing are secured by a first priority lien over all of our assets in favor of the note purchaser.

  The convertible term note bears interest at an annual rate equal to the prime rate published from time to time in The Wall Street Journal plus 3%. However, amounts held in the restricted account bear interest at 1% per annum until released to us. The initial conversion price of the debentures is equal to $0.24 per share, and is subject to adjustment under certain circumstances, including if we make certain issuances of stock in the future at a price below the conversion price.

	$2,200,000 of the proceeds of the convertible term note has been placed in a restricted cash account subject to the terms of the Restricted Account Agreement and the Letter Agreement we entered into with the note purchaser in connection with the financing. These funds are under the control of the note purchaser until released to us pursuant to the Letter Agreement, including under the following circumstances: (w) $100,000 will be released to us when either (I) we have provided evidence to the note purchaser that we have obtained general liability insurance with a coverage limit of at least $1,200,000 or (II) the note purchaser has determined that such insurance is not customary with respect to our business operations; (x) $100,000 will be released to us when we have entered into a lease on commercially reasonable terms for a corporate headquarters and operational and manufacturing facility; (y) $100,000 will be released to us when we have filed with the Securities and Exchange Commission a registration statement registering for resale the shares of our common stock underlying the convertible term note and the warrants issued to the note purchaser in connection with the financing; and (z) up to $1,000,000 will be released to us when we have provided written evidence to the note purchaser that we have entered into an agreement or agreements to consummate one or more purchases of certain manufacturing equipment (the amount released to us will be equal to the corresponding dollar amount necessary to purchase the equipment).
The funds to be released to us under clause (z) above for the equipment purchases will not be released to us if we have not first (i) provided the note purchaser with evidence of satisfactory insurance for such equipment and (ii)
entered into the lease described in clause (x) above. None of the funds described above will be released to us if we are in default of our obligations under the financing. The Restricted Account Agreement and the Letter Agreement
containing a full description of the release of funds in the restricted account are attached to this Current Report on Form 8-K as Exhibits 99.6 and 99.7, respectively.

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  During the period beginning July 9, 2004 and ending 270 days thereafter, the note purchaser may elect to purchase an additional note from the Company in an amount up to $960,000 on substantially identical terms to those of the convertible term note described above.

  The above description is not a complete description of the material terms of the financing, and is qualified in its entirety by reference to the agreements entered into in connection with the financing which are included as Exhibits to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

  (c)   Exhibits.

  99.1 Securities Purchase Agreement dated as of July 9, 2004 between the Registrant and Laurus Master Fund, Ltd.

  99.2 Secured Convertible Term Note dated as of July 9, 2004 issued by the Registrant in favor of Laurus Master Fund, Ltd.

  99.3 Common Stock Purchase Warrant dated as of July 9, 2004 granted by the Registrant to Laurus Master Fund, Ltd.

  99.4 Registration Rights Agreement dated as of July 9, 2004 between the Registrant and Laurus Master Fund, Ltd.

  99.5 Master Security Agreement dated as of July 9, 2004 between the Registrant and Laurus Master Fund, Ltd.

  99.6 Restricted Account Agreement dated as of July 8, 2004 by and among the Registrant, North Fork Bank and Laurus Master Fund, Ltd.

  99.7 Letter Agreement dated July 9, 2004 between the Registrant and Laurus Master Fund, Ltd. regarding restricted account at North Fork Bank.

  99.8 Subordination Agreement dated as of July 8, 2004 by and among Randy Zych, Charles Foerg and Laurus Master Fund, Ltd.

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                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 12, 2004                   RPM TECHNOLOGIES, INC.



                                        By:   /s/ Randy Zych
                                        ------------------------------------
                                        Randy Zych, Chief Executive Officer

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